UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12
AMERIGROUP CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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This filing consists of the following document:

•

Email from Jim Carlson, Chairman, Chief Executive Officer and President, Amerigroup Corporation, and Angela Braly, Chair, President and Chief Executive Officer WellPoint, Inc., distributed to all associates of Amerigroup Corporation on August 28, 2012.

EMAIL FROM JIM CARLSON

AND ANGELA BRALY TO

AMERIGROUP EMPLOYEES

It is hard to believe that nearly 50 days have passed since we announced the acquisition agreement between WellPoint and Amerigroup. It is certainly an exciting time for our companies, and although there is still much to be done, this initial seven weeks has not only confirmed, but strengthened, our confidence in what we can accomplish together. Our two great companies are strategically and culturally aligned, and we are proud to share an innovative spirit, a passion for customer service, and a commitment to improving the lives and health of our members.

Our primary and most immediate goal remains closing this deal as quickly as possible so we can start to realize the true benefits and value a combined organization will bring. The WellPoint-Amerigroup Integration Steering Committee is leading these efforts, and transition teams from across both companies are actively engaged in helping us achieve this goal. At the same time, it is absolutely critical that we stay focused on meeting the commitments of our respective 2012 plans. We have a responsibility to our customers, to our shareholders, and to ourselves, and we know we can count on your continued execution on those plans throughout the year.

The integration and planning processes are complex and time-consuming – and, whether or not you are directly involved in these activities, we know you have questions about what the combined organization will look like and how the integration planning will affect your team’s work. We are committed to keeping you informed, so starting next week, we will launch a biweekly newsletter intended to serve as your one-stop-shop for integration planning news. It will contain regular updates on decisions the Steering Committee is making, timelines, and answers to the questions most frequently asked by associates of both companies.

In closing, we would like to emphasize one more important point: We are all in this together. While no memo or newsletter can provide every detail, we want to stress that we are 100 percent committed to transparency and keeping you informed every step of the way. When we have updates on key decisions, we will let you know as soon as we can. When we do not have definitive answers, we will let you know when you can expect more details. If you have questions you’d like to have addressed in future communications, please send them to WLPAGPupdates@amerigroup.com.

Thank you for your hard work and dedication, and for all you do to improve the lives of the people we serve and the health of our communities.

/s/ Angela Braly	/s/ Jim Carlson
Angela Braly	Jim Carlson

Forward-Looking Statements and Solicitation Legends

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Amerigroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in Amerigroup’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Amerigroup cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Amerigroup undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup filed a preliminary proxy statement with the SEC on August 7, 2012. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY AND TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by

Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction is contained in the preliminary proxy statement filed by Amerigroup with the SEC on August 7, 2012.